Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our report dated October 27, 2023, with respect to our audit of the consolidated financial statements of Recon Technology, Ltd. and its subsidiaries as of and for the year ended June 30, 2023 which appears in the Annual Report on Form 20-F filed with the Securities and Exchange Commission.

Very truly yours,

/s/ ENROME LLP

ENROME LLP

December 07, 2023

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